EXHIBIT "D"


                      Disclosure Statement

Property
________

East Cameron 109    1.   Jeffery  Douget v. Transco  Corporation,
                         et al. including Forest Oil Corporation.
                         Case   No.   H-93-976,   USDC   Southern
                         District, Texas.

Vermilion 255       2.   Jerry  B.  Hodgen, et al. v. Forest  Oil
                         Corporation,  Case Number 92-0635,  USDC
                         Western District of Louisiana.

                    3.   Gary  B. Lewter v. Kilgore Marine,  Inc.
                         et al. including Forest Oil Corp.

Eugene Island 273   4.   Michael   Scott  Mire  v.   Forest   Oil
                         Corporation.

                    5. World Hospitality, Ltd., Inc. v. Texas Commerce Bank, et al., U.S. District Court for the Southern District of Texas, Houston Division, Case No. H-87-228, filed 10/22/87.

Vintage Field       6.   Jefferson   Davis   County   Board    of
                         Education   et   al  vs.  Amerada   Hess
                         Corporation, et al; including Forest Oil
                         Corporation.  Civil Action No. 92-48.

Vergara Lease       7.   Ignacio  B.  Vergara, et al. vs.  Forest
                         Oil Corporation.

Harbert Properties  8.   National Union Fire Insurance Company of
                         Pittsburgh,    PA.   vs.    Wil    McOil
                         Corporation, et al. including Forest Oil
                         Company.

McAllen Ranch       9.   State  of  Texas Natural Gas  Production
                         Tax claim on UTTCO & Valero Settlements.

*10. MMS   letter   dated  September  29,  1989   pertaining   to
     application of NGPL Valuation Paper and cost based manufacturing allowance (time frame involved - October, 1980
     - February, 1988; relates to all OCS leases MMS Docket 90-0386-OCS). Also reference Phillips Petroleum Company v. Nick L. Kelly et al., United States District Court - Northern District of Texas, Dallas Division, Civil Action No. 3-89-CV-1707-H (consolidated with 3-89-CV-2393-H,
     3-89-CV-2727-H and 3-89-CV-2751-H).

*11. MMS letter dated April 6, 1993 asserting West Delta Block 97 royalty payment volume reporting discrepancies between data reported to Production Accounting and Auditing System and Auditing and Financial System.

*12. Consent  Decree, United States v. ARCO Oil and Gas  Company,
     EPA  Docket  No. VI-89-1001, Civil Action No. 3-93-CV0408-T,
     Department  of  Justice  Ref. Case No.  90-5-1-13353,  dated
     March 2, 1993.

13. Letter dated December 9, 1993 alleging an underpayment of royalties to the McAllen Ranch royalty owners.

               * These items are listed to provide complete and accurate disclosure; however, Seller is indemnified on those items by ARCO pursuant to Section 11.3(c) of the ARCO Purchase Agreement.


                     Forest Oil Corporation
                          Subsidiaries

                                  Jurisdiction            Percentage
Name of Subsidiary                Where Organized         of Ownership
__________________                _______________         ____________
Forest Oil of Canada Ltd.         Alberta, Canada                 100%
Forest Canada I Development Ltd.  Alberta, Canada                  99%
Forest Oil of Turkey, Ltd.        Delaware                        100%
Forest Pipeline Company           Delaware                        100%
Forest Merger Corporation         Delaware                        100%
Forest I Development Company      Delaware                        100%